EQUIPMENT LEASE

LESSOR: PrimeLink, Inc.       LESSEE  Enogex Inc.
                              :
Address 9875 Widmer           Addres  P.O. Box 24300
:                             s:
        Lenexa, KS                    Oklahoma City, OK
        66215                         73124-0300
        (913) 859-0700                (405) 525-7788

Date:                         Date:


QUANTITY                  DESCRIPTION OF EQUIPMENT
250 sites                 PrimeLink TransComm Package

At each flow computer     PrimeLink Smart SSR Radio
site:                     Slave
                          Antenna
                          Antenna coaxial cable
                          Antenna mounting hardware
                          Antenna pole
                          Power system
                          Enclosure
                          Miscellaneous cable and
                          mounting hardware as required

Hub-controllers           PrimeLink Hub-controller
consisting of:
(A maximum of one (1)     PSTN modem
Hub-controller per ten
(10) sites.  Best
efforts shall be made to
maximize the number of
sites per Hub-
controller)
                          Cellular telephone modem
                          Cellular telephone
                          PrimeLink Smart SSR Radio
                          Master
                          Antennas
                          Antenna coaxial cables
                          Antenna mounting hardware
                          Antenna pole
                          Power system (where required)
                          Enclosure
                          Miscellaneous cable and
                          mounting hardware as required

Server at PrimeLink       Windows NT PC
facility consisting of:
                          Database software
                          PSTN modem for data collection
                          PSTN modem for data delivery
                          UPS
                          1-800 telephone service

PC Software to access     PC software package to allow
PrimeServer:              for download of files from the
                          PrimeServer

EQUIPMENT LOCATION:      Sites to be provided by Enogex.

      TERM         MONTHLY
                   PAYMENT         INITIAL FEE
      Initial 24   $XXXXX          $XXXXXXX
      months
      Second 24    $XXXXXXX        $ XXXXXXX
      Months
    (All packing, shipping and any taxes not included and are
                           additional)
THIS LEASE CANNOT BE CANCELED EXCEPT AS EXPRESSLY PROVIDED. THIS
LEASE SHALL BECOME EFFECTIVE UPON SIGNING BY LESSOR AND LESSEE.

1. TERMS AND CONDITIONS - Lessor agrees to lease and Lessee leases from Lessor the equipment described above and on any attached Schedule (the "Equipment") in accordance with the terms and conditions stated in this Lease Agreement. Lessee authorizes Lessor to insert in this Equipment Lease Agreement (the "Lease") serial numbers and other identification information when determined by Lessor. This Lease constitutes the full and entire agreement between the Lessor and Lessee in connection with the Equipment and merges any and all other understandings. Neither party relies on any other statement or representation made by the other or any third party. This Lease can neither be canceled nor modified except by written agreement signed by both Lessor and Lessee. notwithstanding the pilot program terms outlined in paragraph 2 below which shall remain in full force and effect)

2. PILOT PROGRAM - Lessor shall provide Lessee with equipment for 26 sites. Pilot program shall last 45 days. The initial start fee is $ XXXXXXX (to be paid upon successful completion of the pilot program, to Lessee's criteria). If the pilot program does not meet pre-agreed upon performance criteria (attached hereto as Statement of Work ), Lessee is not obligated to pay the initial start up fee, or any costs associated with equipment installation and removal. If the pilot program meets pre-agreed upon performance criteria, Lessor shall complete 224 additional Enogex sites within 18 months. If pilot program meets pre-agreed upon performance criteria and Lessee does not proceed with the roll out of 224 additional sites within 30 days of completion of the pilot program, a flat fee of $ XXXXXXX shall be paid by Lessee to Lessor for operational expenses of Lessor, all equipment shall be returned to Lessor and this Lease shall be terminated without further obligation of either party.

3. PAYMENT - Lessee agrees to make all monthly Lease payments in advance on the 1st day of each and every month commencing upon the Equipment being delivered, installed and operational, and to pay such other charges as provided in this Agreement. The first 30 day lease payment shall be made immediately and any partial month payment shall be prorated and credited to the next succeeding billing period. The first 30 day lease payment shall be returned in full to Lessee if the pilot program is
unsuccessful.   Each payment received will be applied to the
oldest charge due under this Lease. Lessee agrees to make payments, after successful completion of the pilot program, regardless of any problems Lessee might or may have with the Equipment including its operations, capability, installation or repair and regardless of any claim, set-off, counterclaim or defense Lessee might or may have against the Manufacturer, Salesperson or other Third Party. Without Lessor's prior written consent, any payment to Lessor of a smaller sum than due at any time under this Agreement shall not constitute release or an accord or satisfaction for any greater sum due or to become due regardless of any restrictive endorsement.

4. TAXES/ASSESSMENTS/FEES - Lessee agrees: to show the Equipment as "Leased Equipment" on Lessee's tax returns and to pay taxes, assessments, fees and penalties which may be levied or assessed with respect to the use of the Equipment or any lease payments, including but not limited to all federal, state and local taxes however designated, levied or assessed whether upon Lessee or Lessor of the Equipment. In addition, Lessee authorizes Lessor to file at Lessor's option informational financing statements without Lessee's signature and if a signature is required by law, Lessee appoints Lessor as Lessee's attorney-in-fact to execute such financing statements. Lessee and any guarantor agree to reimburse Lessor for reasonable costs incurred in collecting taxes, assessments or fees for which Lessee is liable and any collection charges attributable thereto including reasonable attorneys' fees. Lessee agrees that Lessor is entitled to all tax benefits resulting from ownership of the Equipment including any investment tax credit and depreciation.

5. LESSEE'S AND GUARANTOR'S WARRANTIES TO LESSOR - Lessee expressly warrants to Lessor and Lessor relies on the fact that
Lessee: (a) has read and understood this Lease before it was signed; (b) will authorize Lessor to pay for the Equipment only after Lessee has received and accepted the Equipment as fully operable for Lessee's purposes; (c) have freely chosen to lease, not buy, from Lessor only after having considered other means of obtaining the use of the Equipment; (d) have provided accurate and correct financial information and other statements and same will be updated upon Lessor's request during the term of the Lease; (e) are currently meeting all debts as such come due; (f) will use the Equipment exclusively for Lessee's business purposes; (g) has unrestricted power to enter into this Lease, has duly authorized the person executing it and certifies that all signatures are authentic; and (h) will pay all costs connected with the Equipment including taxes, insurance, repairs, shipping, collection costs and other expenses normally paid in a net lease.

6. LESSOR'S WARRANTIES TO LESSEE AND GUARANTOR - Lessor warrants to Lessee, the Equipment provided by Lessor to be free from defects in material and workmanship under normal conditions for a period of 48 months from the date of installation to the Lessee. In the event of such defect in material or workmanship, Lessor's obligations under this warranty shall be limited to repair or replacement, at the sole option of Lessor, of any defective part(s). Lessor shall maintain an inventory of necessary equipment to be used for repair or replacement of installed failed equipment at Lessee's sites. THE FOREGOING WARRANTY IS EXPRESSLY MADE IN LIEU AND IN PLACE AND STEAD OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE AND OF ANY OTHER LIABILITY OR OBLIGATION. THE FOREGOING WARRANTY SHALL NOT APPLY TO ANY EQUIPMENT OR PARTS WHICH HAVE BEEN, ACCIDENT, NEGLIGENCE, ALTERATION, ABUSE OR MISUSE. LESSOR ACKNOWLEDGES THAT LESSEE DOES RELY ON LESSOR'S SKILL AND JUDGMENT WITH REGARD TO THE SELECTION AND INSTALLATION OF THE EQUIPMENT AS FIT OR SUITABLE FOR ANY PARTICULAR PURPOSE. AND LESSOR AGREES TO MEET THE REQUIREMENTS OF LESSEE FOR THE PURPOSE OF EQUIPMENT INSTALLATION AND MAINTENANCE AS SPECIFIED IN ATTACHMENT "B", ENOGEX CONTRACTOR INSURANCE REQUIREMENTS

7. OWNERSHIP AND TITLE - Lessor is the sole owner of the Equipment, has sole title to the Equipment, has the right to inspect the Equipment and has the right to affix and display notice of Lessor's ownership thereon. The Equipment shall remain Lessor's personal property whether or not affixed to realty and shall not be part of any real property on which it is placed. Lessee agrees to maintain the Equipment so that it may be removed from the property or building where located without damage.

8. OPERATION AND TERMINATION - Lessor shall be solely responsible for the installation, operation and maintenance of the Equipment, shall keep it in good condition and running order and shall use and operate the Equipment in compliance with applicable law. Lessee agrees to keep and use the Equipment only at the business address specified above ("Equipment Location"), to never abandon or move the Equipment from that address, nor relinquish possession of the Equipment except to Lessor's agent. Exceptions are when Lessee notifies Lessor of the necessity to relocate equipment because of changed circumstances, either eliminating the need for such equipment at a particular site, or requiring the relocation of some or all of Lessee's facilities at a particular site. Upon notification, equipment may be relocated to a different site to perform the same function by the Lessor. All costs associated with relocation shall be paid by Lessee, At the end of the Lease Term, Lessee must contact Lessor who will designate the return location within the continental United States, and Lessee shall at Lessee's expense, immediately crate, insure and return the Equipment to the designated location in as good a condition as when Lessee received it, excepting only reasonable wear and tear. Until Lessor actually receives the Equipment at the return location, the Lease renews automatically from month to month and Lessee agrees to continue to make lease payments at the last effective rate under the Lease.

9. RISK OF LOSS AND INSURANCE - Until Lessee has returned the Equipment to the designated location, Lessee bears the entire risk of loss or damage to the Equipment regardless how arising. Lessee shall immediately notify Lessor of the occurrence of any loss or other occurrence affecting Lessor's interests and shall make repairs or corrections at Lessee's expense. In such event, Lessee agrees to continue to meet all payment and other obligations under the Lease. Lessee agrees to keep the Equipment insured at Lessee's expense against risk of loss or damage from any cause whatsoever. Lessee agrees that such insurance shall be not less than the greater of the unpaid balance of the rentals due or the then-current fair market value of the Equipment. Lessee also agrees that the insurance shall be in such additional amount as is reasonable to cover Lessor for public liability and property damage arising from the Equipment or Lessee's use of it. Lessee agrees to name Lessor as the loss payee. Each policy shall provide that the insurance cannot be canceled without thirty (30) days prior written notice to Lessor. Upon request by Lessor, Lessee agrees to furnish proof of each insurance policy including a certificate of insurance and a copy of the policy. The proceeds of such insurance shall be applied at Lessor's sole election toward the replacement or repair of the Equipment or payment towards Lessee's obligations. Lessee appoints Lessor as attorney-in-fact to make any claim for, receive payment of, or execute or endorse all documents, checks or drafts for loss or damage or return of premium under such insurance. Because of increased credit risks to Lessor when not insured by Lessee, Lessee agrees to pay to Lessor each month a risk charge stipulated and liquidated at 25% of Lessor's original equipment cost until Lessee provides proof of compliance with insurance requirements. In spite of such risk charge, Lessee has no right to any insurance benefits from Lessor. Lessee is still liable for all losses and such risk charge is not in lieu of the insurance requirements of this Lease.

10. INDEMNITY - Lessee agrees to indemnify and hold Lessor harmless from and against any and all losses, damages, injuries, demands and expense (a "Claim"), including any and all attorneys' fees and legal expenses, arising from or caused directly or indirectly by any actual or alleged use, possession, maintenance, condition operation, location, delivery or transportation of any item of Equipment. However, this indemnity shall not apply to any design, manufacturing, or installation defects with respect to the equipment. Should Lessee be entitled under applicable law to revoke its acceptance of the Equipment, Lessee agrees to pay and indemnify Lessor for any payment by Lessor to the manufacturer or supplier of the Equipment.

11. COLLECTION CHARGES AND ATTORNEYS' FEES - If any part of any sum due to Lessor is not received by Lessor within ten (10) days of the due date or if any sum paid by check shall be dishonored or returned to Lessor on account of uncollected funds or for insufficient funds, Lessee agrees to pay Lessor: (a) a one-time late charge to compensate Lessor for collecting and processing the late sum, equal to the greater of 15% of any delayed sum or $25.00, plus (b) an interest charge for every month after the first month in which the sum is late to compensate Lessor for the inability to reinvest the sum, such interest charge stipulated and liquidated at 1 1/2% per month or the maximum allowed by applicable law, whichever is less.

12. LESSEE AND ANY GUARANTOR AGREE TO PAY LESSOR'S REASONABLE ATTORNEYS' FEES AS DAMAGES AND NOT COSTS - In all proceedings arising under this lease, such proceedings including any arbitration, bankruptcy proceeding, civil action, mediation or counterclaim on which Lessor prevails seeking relief from stay in bankruptcy or post-judgment action or appeal with respect to any of the foregoing, reasonable attorneys' fees are stipulated and liquidated at not less than the greater of $500.00 or 25% of Lessor's total amount in collection.

13. DEFAULT - Lessee shall be in default of this Lease on any of the following events: (a) Lessee fails to pay any month's rent within ten (10) days after it first becomes due; (b) Lessee assigns, moves, pledges, subleases, sells or relinquishes possession of the Equipment or attempts to do so, without Lessor's prior authorization from Lessee's written request; (c) Lessee breaches any of its warranties or other obligations under this Lease or any other agreement with Lessor and fails to cure such breach within ten (10) days after Lessor sends Lessee a notice of the existence of such breach; (d) any execution or writ of process is issued in any action or proceeding to seize or detain the Equipment; (e) Lessee or any guarantor gives Lessor reasonable cause to be insecure about Lessee's willingness or ability to perform obligations under the Lease or any other agreement with Lessor; (f) Lessee or any guarantor dies, becomes insolvent or unable to pay debts when due, stops doing business as a going concern, consolidates, merges, transfers all or substantially all of its assets, makes an assignment for the benefit of creditors, appoints a trustee or receiver or undergoes a substantial deterioration of financial health; or (g) Lessor or any guarantor fails to reaffirm this lease obligation within thirty (30) days of the filing of any petition for protection under the United States Bankruptcy Code.

14. REMEDIES - Should Lessee default, Lessor has the right to exercise any or all of the following: Lessor may without notice accelerate all sums under the Lease and require Lessee to immediately pay Lessor all sums that are already due and the discounted value of those that will become due and (i) require the immediate return of the Equipment to Lessor or (ii) if Lessee agrees after Lessee pays all other sums under the Lease, sell the Equipment to Lessee at the estimated lease-end fair market Equipment value discounted to the date of sale. Such estimated lease-end fair market Equipment value is stipulated and liquidated as the Lessor's cost of the Equipment less 2% per month during the first 12 months of the Lease and less 1% per month thereafter up until the date of acceleration. Lessor has the right to immediately retake possession of the Equipment without any court or other process of law and for such purpose may enter upon any premises where the Equipment may be and remove the same. Lessor has the right to exercise any remedy at law or equity, notice thereof being expressly waived by Lessee and any guarantor. Lessor's action or failure to act on any one remedy constitutes neither an election to be limited thereon nor a waiver of any other remedy nor a release of Lessee from the liability to return the Equipment or for any Loss or Claim with respect thereto. The provisions of this Lease are severable and shall not be affected or impaired if any one provision is held unenforceable, invalid or illegal. Any provision held in conflict with any statute or rule of law shall be deemed inoperative only to the extent of such conflict and shall be modified to conform with such statute or rule.

15. ARBITRATION - Either party may, at its option, submit any matter arising out of this Lease Agreement, including any claim, counterclaim, setoff or defense to binding arbitration by the American Arbitration Association in the City of Kansas City, State of Kansas irrespective of the fact that neither the Lessee, any guarantor or the Equipment may be located in that City now or then. The decision and award of the arbitrator(s) shall be final and binding and may be entered as rendered in any court having jurisdiction thereof.

16. CONSENT TO JURISDICTION, VENUE AND NON-JURY TRIAL - Lessee and any guarantor consent, agree and stipulate that: (a) this Lease shall be deemed fully executed and performed in the State of Kansas and shall be governed by and construed in accordance with the laws thereof; and (b) in any action, proceeding, or appeal on any matter related to or arising out of this lease, Lessor, Lessee and any guarantor: (i) shall be subject to the personal jurisdiction of the State of Kansas including any state or federal court sitting therein and all court rules thereof; and (ii) shall accept venue in any federal or state court in Kansas.(Per Enogex Attorney) (OK) Nothing contained herein is intended to preclude Lessor from commencing any action hereunder in any court having jurisdiction thereof.

17. CONSENT TO SERVICE OF PROCESS - Lessee and any guarantor agree that any process served for any action or proceeding shall be valid if mailed by Certified Mail, return receipt requested, with delivery restricted to either the addressee, its registered agent or any agent appointed in writing to accept such process.

18. PROPRIETARY INFORMATION - Lessor and Lessee agree that all information exchanged between companies will remain confidential and shall be considered proprietary. All data gathered from gas wells by lessor for lessee will be considered proprietary and will only be provided to less and its employees

Dated:
            Enogex
            /S/ Alan Stacy
BY:         Alan Stacy
            Vice President



ACCEPTED:
Date:

PrimeLink,
Inc.

BY:         /s/ Donald I.
            Wallace
            Donald I. Wallace
            President (Lessor)


                         Attachment "A"

                        Statement of Work


Pilot Test

A successful pilot test is defined as follows:

  1. Install 26 sites (All 26 Sites to be determined prior to start of any installations)
  2.   Pilot duration is 45 days
3. PrimeLink will gather data from each flow computer once per hour
4. Enogex retrieve data file of all flow computers twice per day from PrimeServer via 800 number
5.   Availability will be at least 99.5%
6. Pilot will gather a maximum of 56K bytes of data per day from each site.
  7. Pilot starts when all site are operational and transmitting data.